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                                                                    EXHIBIT 23.1

                         CONSENT OF GRANT THORNTON LLP

We have issued our report dated February 23, 2001, accompanying the consolidated financial statements and schedules incorporated by reference in the Annual Report of Oriole Homes Corp. on Form 10-K for the years ended December 31, 2000 and 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Oriole Homes Corp. on Form S-8 (File No. 333-27321).

Miami, Florida
March 26, 2001